EMPLOYMENT AGREEMENT

The Employment Agreement (the "Agreement") is between Newmarkt Corp., a Nevada Corporation (the "Company") and _____________________________ (the "Employee"). Effective as of ________________________ (the "Effective Date")

RECITALS:

WHEREAS, the Company desires to hire an Employee to work for the Company.

WHEREAS, the Employee desires to accept such offer under the terms hereof.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, the parties hereby agree as follows:

1.     Term of Employment. The period of employment of Employee by the Company under the Agreement (the Employment Period) shall be deemed to have commenced on the Effective Date and shall terminate in 6 month term.

2.     Duties. During his employment by the Company, the Employee shall perform his duties in a professional and diligent manner at all times, to the best of his abilities.

3.     Compensation. The Company shall pay to Employee 1,500,000 shares of the Company's common stock valued at $.001 per share for a total value of $1,500.00. This amount contains 6 months salary of $250.00 per month.

4.     Termination of Agreement.

•         Death. The Agreement shall automatically terminate upon the death of Employee.

•         Disability. If, as a result of Employee's incapacity due to physical or mental illness.

•         Termination By Company For Cause. The Company may terminate the Agreement upon written notice to Employee at any time for cause.

5.     Effect of Termination. Upon the termination of the Agreement, no rights of Employee which shall have accrued prior to the date of such termination, including the right to receive any bonus Fully-Earned through the date of such termination, shall be affected in any way.

a)     Upon Death of Employee.

b)     For Disability; By Company Without Cause; By Employee with Good Reason.

6.     Successors and Assigns. The Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer the Agreement or any rights or obligations hereunder, provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, acquisition or otherwise, unless otherwise agreed to by the Employee and the Company.

7.     Notices. Any notice required or permitted to be given to the Employee pursuant to the Agreement shall be sufficiently given if sent to the Employee.

8.     Invalid Provisions. The invalidity or unenforceability of a particular provision of the Agreement shall not affect the enforceability of any other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

9.     Amendments To The Agreement. The Agreement may only be amended in writing by an agreement executed by both parties hereto.

10.Entire Agreement. The Agreement contains the entire agreement of the parties hereto and supersedes any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter contained herein.

11.Applicable Law and Venue. The Agreement is entered into under, and shall be governed for all purposes, by the laws of the State of Nevada.

12.Severability. If a Court of competent jurisdiction determines that any provision of the Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or unenforceability of any other provision of the Agreement, and all other provisions shall remain in full force and effect.

13.Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one in the same agreement.

14.Indemnification. The Company shall indemnify Employee from any claims, demands or liabilities of any kind or nature arising out of his employment with the Company, that are not the result of his own actions, or actions within his control.

In witness whereof, the parties hereto have executed the Agreement as of the day and year above written.

NEWMARKT CORP.

/s/______________________________

Name: _______________________________

Title:   Director

Employee:

/s/ __________________________

Name: _______________________________